FOR IMMEDIATE RELEASE                                                                                                                                          NR09-22

DYNEGY ANNOUNCES FUNDING OF SIGNIFICANT
DEBT REDUCTION INITIATIVE

HOUSTON (January 4, 2010) – Dynegy Inc. (NYSE: DYN) announced that on December 31, 2009, its wholly-owned subsidiary, Dynegy Holdings Inc. (“DHI”), completed the funding of the previously announced repurchase of approximately $420 million of its outstanding 6.875 percent Senior Unsecured Notes due 2011 and approximately $410 million of its outstanding 8.75 percent Senior Unsecured Notes due 2012.  This represents 83 percent of the company’s Senior Unsecured Notes due 2011 and 2012.  The total consideration to effect the transaction, inclusive of consent fees, was approximately $875 million.

BofA Merrill Lynch acted as exclusive repurchase agent to Dynegy.  Locke Lord Bissell & Liddell LLP acted as legal counsel to Dynegy.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets.  The power generation portfolio consists of approximately 13,000 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. DYNC

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